Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-127972 and No. 033-98188) and Forms S-8 (No. 333-57352 and No. 333-57354) of Pennichuck Corporation of our report dated March 31, 2006 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
March 13, 2008